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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): February 10, 2003

                      Commission file number: 333-53603-03


                        GRAHAM PACKAGING HOLDINGS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Pennsylvania                                   23-2553000
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            2401 Pleasant Valley Road
                               York, Pennsylvania
                    (Address of principal executive offices)

                                      17402
                                   (zip code)

                                 (717) 849-8500
              (Registrant's telephone number, including area code)


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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding our future financial position, economic performance and results of operations, as well as our business strategy, budgets and projected costs and plans and objectives of management for future operations are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Our future financial position, economic performance and operating results will be affected by various uncertainties and risk factors, many of which are beyond our control. For a description of these uncertainties and risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2001.


ITEM 9. REGULATION FD DISCLOSURE

The following are our preliminary results for the quarter and the year ended December 31, 2002. The results for the quarter and year ended December 31, 2002 are subject to completion of our normal year-end closing procedures.

For the quarter ended December 31, 2002, we estimate that we had net sales of $211.7 million and operating income of $13.7 million compared to net sales of $209.1 million and an operating loss of $13.3 million for the quarter ended December 31, 2001. For the quarter ended December 31, 2002, we estimate that we had Adjusted EBITDA (as defined below) of $44.8 million compared to $41.3 million for the quarter ended December 31, 2001. This represents an 8% increase in Adjusted EBITDA over the same period last year on an increase in net sales of 1%.


For the year ended December 31, 2002, we estimate that we had net sales of $906.7 million and operating income of $95.2 million compared to net sales of $923.1 million and operating income of $55.5 million for the year ended December 31, 2001. For the year ended December 31, 2002, we estimate that we had Adjusted EBITDA of $198.2 million compared to $171.5 million for the year ended December 31, 2001. This represents a 16% increase in Adjusted EBITDA over the same period last year on a decrease in net sales of 2%.

As of December 31, 2002, we had outstanding indebtedness of $1,070.6 million compared to $1,052.4 million as of December 31, 2001.


Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to operating income or net income as an indicator of operating performance or to cash flow as a measure of liquidity.

Adjusted EBITDA is defined in our senior credit agreement and our indentures as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, impairment charges, the ongoing $1.0 million per year fee paid pursuant to the Blackstone monitoring agreement, non-cash equity income in earnings of joint ventures, other non-cash charges, recapitalization expenses, special charges and unusual items and certain non-recurring charges.

Adjusted EBITDA is included herein because covenants in our debt agreements are tied to ratios based on that measure. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. A reconciliation between operating
(loss) income and Adjusted EBITDA is calculated as follows:





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

                                                                            Quarter Ended            Year Ended
                                                                            December 31,            December 31,
                                                                            -------------           ------------
                                                                           2001       2002         2001       2002
                                                                           ----       ----         ----       ----
                                                                                        (In millions)
Operating (loss) income                                                     $(13.3)    $13.7        $ 55.5    $ 95.2
Depreciation and amortization                                                 18.8      19.3          71.7      75.8
Impairment charges                                                            32.9       0.8          38.0       5.1
Fees paid pursuant to the Blackstone monitoring agreement                      0.2       0.2           1.0       1.0
Other income (loss)                                                            0.3        --            --      (0.1)
Special charges and unusual items/certain non-recurring charges (1)(2)         2.4      10.8           5.3      21.2
                                                                            ------     -----        ------    ------
Adjusted EBITDA                                                             $ 41.3     $44.8        $171.5    $198.2
                                                                            ======     =====        ======    ======



(1) The quarter and the year ended December 31, 2001 included special charges and unusual items related to compensation costs related to our 1998 recapitalization ($0.0 million and $0.1 million, respectively), global reorganization costs ($2.4 million and $4.9 million, respectively) and other costs ($0.0 million and $0.3 million, respectively). The quarter and the year ended December 31, 2002 included costs related to the postponed equity offering and concurrent transactions ($0.5 million and $3.0 million, respectively) and global reorganization costs ($10.3 million and $18.2 million, respectively).


(2) Does not include project startup costs, which are treated as non-recurring in accordance with the definition of EBITDA under our senior credit agreement and our indentures. These startup costs were $0.5 million and $4.2 million for the quarter and the year ended December 31, 2001, respectively, and were $1.1 million and $4.7 million for the quarter and the year ended December 31, 2002, respectively.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  February 10, 2003


                         GRAHAM PACKAGING HOLDINGS COMPANY
                         (Registrant)

                         By: BCP/Graham Holdings L.L.C.,
                             its General Partner



                         By: /s/ John E. Hamilton
                            ---------------------
                         John E. Hamilton
                         Vice President, Finance and Administration
                         (chief accounting officer and duly authorized officer)